John Deere Owner Trust 2005	Exhibit 99.1
Statement to Certificateholders

$183,900,000 Class A-1 3.396% Asset Backed Notes due June 15, 2006
$169,000,000 Class A-2 3.79% Asset Backed Notes due December 17, 2007
$215,000,000 Class A-3 3.98% Asset Backed Notes due June 15, 2009
$172,600,000 Class A-4 4.16% Asset Backed Notes due May 15, 2012
$11,275,240 Asset Backed Certificates

Payment Date:	15-Feb-06

(1) Amount of principal being paid or distributed:

(a) A-1 Notes:	$31,259,628.88
per $1,000 original principal amount:	$169.98

(b) A-2 Notes:	$0.00
per $1,000 original principal amount:	$0.00

(c) A-3 Notes:	$0.00
per $1,000 original principal amount:	$0.00

(d) A-4 Notes:	$0.00
per $1,000 original principal amount:	$0.00

(e) Certificates:	$0.00
per $1,000 original principal amount:	$0.00

(f) Total:	$31,259,628.88

(2) Amount of interest being paid or distributed:

(a) A-1 Notes:	$116,588.37
per $1,000 original principal amount:	$0.63

(b) A-2 Notes:	$533,758.33
per $1,000 original principal amount:	$3.16

(c) A-3 Notes:	$713,083.33
per $1,000 original principal amount:	$3.32

(d) A-4 Notes:	$598,346.67
per $1,000 original principal amount:	$3.47

(e) Certificates:	$0.00
per $1,000 original principal amount:	$0.00

(f) Total:	$1,961,776.70

(3) After giving effect to distributions on this Payment Date:

(a) (i) outstanding principal amount of A-1 Notes:	$11,358,271.25
(ii) A-1 Note Pool Factor:	0.0617633

(b) (i) outstanding principal amount of A-2 Notes:	$169,000,000.00
(ii) A-2 Note Pool Factor:	1.0000000

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(c) (i) outstanding principal amount of A-3 Notes:	$215,000,000.00
(ii) A-3 Note Pool Factor:	1.0000000

(d) (i) outstanding principal amount of A-4 Notes:	$172,600,000.00
(ii) A-4 Note Pool Factor:	1.0000000

(e) (i) Certificate Balance	$11,275,240.00
(ii) Certificate Pool Factor:	1.0000000

(4) Note Value at end of related Collection Period:	$579,233,510.94

(5) Pool Balance (excluding accrued interest) at the end of the related Collection Period:	$574,494,206.22

(6) Pool Face Amount at the end of the related Collection Period:	$648,155,418.92

(7) Amount of Servicing Fee:	$503,510.33
per $1,000 original principal amount:	$0.67
Amount of Servicing Fee earned:	$503,510.33
Amount of Servicing Fee paid:	$503,510.33
Amount of Servicing Fee shortfall:	$0.00

(8) Amount of Administration Fee:	$100.00

(9) Aggregate Purchased Receivables for Collection Period:	$0.00

(10) Amount in Reserve Account:	$13,156,067.00
Specified Reserve Account Balance:	$13,156,067.00

(11) Scheduled Payments of Receivables 60 days or more past due:	$585,902.00

(12) Scheduled Payments of Receivables 60 days or more past due as a % of Pool Balance:	0.10%

(13) Rolling three month 60 days or more past due as a % of Pool Balance (Average Delinquency Ratio)	0.10%

(14) Face Amount of Receivables 60 days or more past due:	$7,509,725.00

(15) Face Amount of Receivables 60 days or more past due as a % of the Pool Face Amount:	1.16%

(16) Aggregate amount of net losses for the collection period	$146,342.77

(17) Aggregate amount of net losses since 26-May-05	$340,541.30

(18) Cumulative net loss as a percent of Initial Pool Balance (Cumulative Net Loss Ratio)	0.05%

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